UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2005

            MPS GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	0-24484	59-3116655
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Independent Drive Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (904) 360-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2005 Executive Annual Incentive Plan Rules

On February 22, 2005, the Compensation Committee of the Board of Directors of MPS Group, Inc. (the “Company”) established performance goals and award opportunities under the Executive Annual Incentive Plan (the “EAIP”) for certain executive officers for the Company’s 2005 fiscal year. The EAIP, which was approved by the Company’s shareholders in 2004, is designed to implement the Company’s philosophy of “pay-for-performance” and allows for maximum deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986. Prior to, or as soon as practical after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters: (a) employees who are eligible to participate; (b) the performance objectives for each participant, which performance objectives will include one or more shareholder approved performance measures; (c) the target award, maximum award, and threshold award that can be received by each participant, and the method for determining such award; (d) the form of payment of an incentive award; and (e) the times and conditions subject to which any incentive award may become payable.

Participants: The Committee identified the following named executive officers as EAIP participants for 2005: Timothy D. Payne, President and Chief Executive Officer; Robert P. Crouch, Senior Vice President, Chief Financial Officer and Treasurer; Richard L. White, Senior Vice President and Chief Information Officer; Gregory D. Holland, Senior Vice President, Chief Legal Officer and Secretary; and Tyra H. Tutor, Senior Vice President of Finance and Corporate Development.

Performance Objectives: The following table sets forth the performance criteria established for each of the participants for 2005, and the relative weighting of the criteria used in determining each participant’s performance against the established goals:

2005 Performance Objectives—Messrs. Payne and Crouch
Criteria	Weighting
	Messrs. Payne & Crouch	Other Participants
Pretax Net Income	50%	50%
Gross Margin	25%	12.5%
Return on Incremental Equity	25%	12.5%
Individual Discretionary Component	—	25%

2005 Targets and Award Opportunity: The Committee established for each participant an award opportunity under the EAIP for 2005, including for Messrs. Payne and Crouch, expressed as a percentage of base salary, ranging at the most of from 50% of base salary as a threshold award, a target award of 100% of base salary, and an award for outstanding performance of up to a limit of 150% of base salary.

Base Salaries and 2004 EAIP Incentive Awards

Base salaries for each of the above-referenced executives remain at preexisting levels for 2005. For 2004, the Committee approved the award of incentive compensation to each of Messrs. Payne and Crouch according to relative achievement of the same weighted financial performance criteria and award levels as are set forth above for 2005. The Committee approved the award of incentive compensation for 2004 to the other participants according to relative achievement of the same weighted financial performance criteria and award levels as are set forth above for 2005 as well as achievement of a number of non-financial operating criteria specific to each such executive officer’s duties.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired:

None.

(b)	Pro Forma Financial Information:

None.

(c)	Exhibits:

Exhibit No.	Description

10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPS GROUP, INC.

By:	/s/ Robert P. Crouch
Robert P. Crouch Senior Vice President, Chief Financial Officer and Treasurer

Date: February 28, 2005

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